LMIS – LEGG MASON FUNDS

ANTI-MONEY LAUNDERING DELEGATION AGREEMENT

Form of Attachment A

Investment Company	Fund
Legg Mason Tax-Free Income Fund	Legg Mason Investment Counsel Maryland Tax-Free Income Trust
Legg Mason Capital Management Value Trust, Inc.	Legg Mason Capital Management Value Trust
Legg Mason Capital Management Special Investment Trust, Inc.	Legg Mason Capital Management Special Investment Trust
Legg Mason Capital Management Growth Trust, Inc.	Legg Mason Capital Management Growth Trust
Legg Mason Global Trust, Inc.	Legg Mason Batterymarch International Equity Trust Legg Mason Batterymarch Emerging Markets Trust
Legg Mason Investors Trust, Inc.	Legg Mason Capital Management American Leading Companies Trust
Legg Mason Investment Trust, Inc.	Legg Mason Capital Management Opportunity Trust
Legg Mason Charles Street Trust, Inc.	Legg Mason Batterymarch U.S. Small-Cap Equity Portfolio Legg Mason BW Global Opportunities Bond Fund
Legg Mason Global Asset Management Trust

Legg Mason Manager Select Large Cap Value Fund

Legg Mason Manager Select Large Cap Growth Fund

Legg Mason BW International Opportunities Bond Fund

Legg Mason Strategic Real Return Fund

Legg Mason Capital Management Research Fund

Legg Mason BW Diversified Large Cap Value Fund

Dated as of August 20, 2010